Exhibit 99.1

Corbus Pharmaceuticals Appoints Paris Panayiotopoulos to Its Board of
Directors

Norwood, MA (October 17, 2017) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company targeting rare, chronic, serious inflammatory and fibrotic diseases, announced today that it has appointed Mr. Paris Panayiotopoulos to its Board of Directors.

Mr. Panayiotopoulos was most recently the President and Chief Executive Officer and a member of the Board of Directors of ARIAD Pharmaceuticals, Inc., which was acquired by Takeda Pharmaceuticals for $5.2 billion in February 2017. Prior to joining ARIAD in January 2016, Mr. Panayiotopoulos served as President of EMD Serono, Inc., the North American biopharmaceutical division of Merck KGaA, President of the Serono Research and Development Institute and President of Merck Serono, Tokyo, Japan. Since joining Merck KGaA in 2004, Mr. Panayiotopoulos led multiple partnerships, including those with Pfizer Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Sumitomo Dainippon Pharma Co., Ltd., Mitsubishi Tanabe Pharma Corporation, Otsuka Pharmaceutical Co. Ltd. and Incyte Corporation. Prior to joining Merck KGaA, Mr. Panayiotopoulos was at Eli Lilly & Co. from 1999 to 2004. Mr. Panayiotopoulos currently serves on the Board of Directors for The Medicines Company (NASDAQ: MDCO).

Mr. Panayiotopoulos holds a combined B.Sc. in Chemistry and Management Studies from University College London and a M.Sc. from Cranfield Business School in the United Kingdom.

“I am delighted to be joining the Corbus Board of Directors at such an exciting time for the Company,” commented Mr. Panayiotopoulos. “Corbus is focused on four rare diseases associated with significant morbidity and mortality that have no or very limited treatment options. A key motivation for me joining the Corbus Board is the growing body of anabasum clinical data that could potentially lead to benefit patients who are in desperate need of new treatment options.”

“We are very pleased to welcome Paris to our Board of Directors and recognize the knowledge, experience and relationships he brings. His leadership will prove to be invaluable at this pivotal juncture in the evolution of our Company as we advance anabasum into late-stage clinical studies,” stated Yuval Cohen, Ph.D., Chief Executive Officer of Corbus.

Ignite Partners, led by Jodie Emery, advised Corbus on the addition of Mr. Panayiotopoulos to its Board of Directors.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic, and serious inflammatory and fibrotic diseases. The Company's lead product candidate, anabasum, is a novel synthetic oral endocannabinoid-mimetic drug designed to resolve chronic inflammation and fibrotic processes. Anabasum has generated positive data in Phase 2 studies in diffuse cutaneous systemic sclerosis and cystic fibrosis. The Company expects to report data from its Phase 2 study of anabasum in skin-predominant dermatomyositis in the fourth quarter of 2017. Additionally, the Company is evaluating anabasum in open-label extension studies in systemic sclerosis and skin-predominant dermatomyositis. The Company expects to commence a Phase 2 study in systemic lupus erythematosus, a Phase 3 study in systemic sclerosis and a Phase 2b study in cystic fibrosis in the fourth quarter of 2017.

For more information, please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, Google+ and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contacts

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

Nic DiBella

JPA Health Communications

Phone: (617) 657-1307

Email: Nic@jpa.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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